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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


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                                FORM 8-K

                             CURRENT REPORT



                PURSUANT TO SECTION 13 OR 15(d) OF THE

                   SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  FEBRUARY 4, 1998
                                                 -----------------------------

                              CYGNUS, INC.
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            (Exact name of registrant as specified in charter)

         DELAWARE                     0-18962                   94-2978092
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(State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)             File Number)            Identification No.)

400 PENOBSCOT DRIVE, REDWOOD CITY, CALIFORNIA                      94063-4719
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(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code       (650) 369-4300
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                              NOT APPLICABLE
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       (Former name or former address, if changed since last report)

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Item 5   OTHER EVENTS
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         On February 4, 1998, Cygnus, Inc. (the "Company") sold 905,740 shares of its Common Stock in a direct public offering to certain institutional investors. The total proceeds received by the Company in the offering was approximately $13.8 million. The form of Common Stock Purchase Agreement executed in connection with the sale of Common Stock by the Company is attached hereto as Exhibit 10.37 and is incorporated herein by reference.

Item 7   FINANCIAL STATEMENTS AND EXHIBITS
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    (c)  Exhibits.    The following documents are filed as exhibits to this
         ---------    report:

         10.37 Form of Common Stock Purchase Agreement, dated February 4, 1998, by and between the Company and the Purchasers named therein.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CYGNUS, INC.
                                      (Registrant)


Date:  February 4, 1998              By:    /s/ John C. Hodgman
                                          --------------------------------
                                          John C. Hodgman
                                          Title:  Chief Financial Officer

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                                EXHIBIT INDEX

Exhibit   Description
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10.37     Form of Common Stock Purchase Agreement, dated February 4, 1998, between the Company and the Purchasers named therein.